UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Artio Global Investors Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Artio Global Investors Inc. (the “Company”) announced that Elizabeth Buse resigned from the Company’s Board of Directors (the “Board”), effective January 29, 2013 due to an increase in other professional commitments. Ms. Buse indicated that she has no disputes regarding the Company’s operations, policies or practices.  She was the Chair of the Compensation Committee of the Board and also served on its Nominating and Corporate Governance Committee. Ms. Buse was a member of the class whose term expires at the 2014 Annual Meeting of Stockholders.

In connection with Ms. Buse’s resignation, Francis Ledwidge, the Chairman of the Board, will assume the role as Chair of the Compensation Committee. Following the resignation, the Board consists of six directors, four of whom are independent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: January 30, 2013	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer